UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2024

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of registrant’s principal executive office)	(Zip code)

(408) 627-4716

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2024, WiSA Technologies, Inc., a Delaware corporation (the “Company”), consummated a public offering (the “Offering”) of an aggregate of 23,734,000 units (the “Units”) and 130,106,000 pre-funded units (the “Pre-Funded Units”) for a purchase price of $0.065 per Unit and $0.0649 per Pre-Funded Unit, resulting in aggregate gross proceeds of approximately $10 million. Each Unit consists of (i) one share (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), and (ii) one warrant (the “Warrants”) to purchase one share of Common Stock (the “Warrant Shares”), at an exercise price of $0.065 per share. Each Pre-Funded Unit consists of (i) one pre-funded warrant (the “Pre-Funded Warrants”) to purchase one share of Common Stock (the “Pre-Funded Warrant Shares”), and (ii) one Warrant. The Warrants are not exercisable until after the date that stockholder approval is obtained to approve each of (i) the issuance of the Warrant Shares, as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”), and (ii) if necessary, a proposal to amend the Company’s certificate of incorporation, as amended, to increase the authorized share capital of the Company to an amount sufficient to cover the Warrant Shares or to effectuate a reverse stock split whereby the authorized share capital is not split and is sufficient to cover the Warrant Shares (and such reverse split is effectuated) (“Stockholder Approval”), and will expire on the fifth (5th) anniversary of the date on which Stockholder Approval is received and deemed effective under Delaware law. The Pre-Funded Warrants are immediately exercisable for one Share at an exercise price of $0.0001 per share, and will remain exercisable until exercised in full.

The Shares and accompanying Warrants included in each Unit were issued separately, and the Pre-Funded Warrants and the accompanying Warrants included in each Pre-Funded Unit were issued separately. The Units and Pre-Funded Units have no stand-alone rights and were not issued or certificated.

The exercise price of the Warrant and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events. Upon a Dilutive Issuance (as defined in the Warrant), the exercise price will downward adjust subject to a floor price equal to $0.0401. In addition, on the sixth (6th) trading day following the date on which the next reverse stock split is effected by the Company of its outstanding Common Stock following the date of issuance of the Warrants, the exercise price per Warrant shall be adjusted to equal the lower of (a) the exercise price then in effect (after taking into account and adjusting for the reverse stock split) and (b) the lowest VWAP (as defined in the Warrants) of the Common Stock in the five (5) trading days immediately prior to such date.

In addition to the above, if at any time on or after the date of issuance there occurs any stock split, stock dividend, stock combination, recapitalization or other similar transaction involving our Common Stock, the lowest daily volume weighted average price during the period commencing five (5) consecutive trading days immediately preceding and the five consecutive trading days immediately following such event is less than the exercise price of the Warrants then in effect, then such exercise price shall be reduced to the lowest daily volume weighted average price during such ten (10)-day period and the number of shares of Common Stock issuable upon exercise will be increased such that the aggregate exercise price, after taking into account the decrease, shall be equal to the aggregate exercise price on the issuance date.

The Warrants may be exercised, in certain circumstances, on a cashless basis. The holder of a Warrant may also effect an “alternative cashless exercise” on or after the initial exercise date. In such event, the aggregate number of shares of Common Stock issuable in such alternative cashless exercise pursuant to any given notice of exercise electing to effect an alternative cashless exercise shall equal the product of (x) the aggregate number of shares of Common Stock that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 0.65.

In connection with the Offering, on February 12, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors, pursuant to which the Company agreed, subject to certain exemptions, not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of its shares of Common Stock or securities convertible into Common Stock until Stockholder Approval, unless the Company is required to complete a financing prior to the date of Stockholder Approval, in order to satisfy Nasdaq’s continued listing requirements.

Also in connection with the Offering, on February 12, 2024, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “best efforts” basis in connection with the Offering. The Company paid the Placement Agent an aggregate fee equal to 7.0% of the gross proceeds raised in the Offering. The Company reimbursed the Placement Agent $75,000 for expenses in connection with the Offering.

The Placement Agency Agreement and the Purchase Agreement each contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the purchasers in the Offering, as the case may be, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Placement Agency Agreement, the Company and its executive officers and directors have entered into agreements providing that the Company and each of these persons may not, without the prior written consent of the Placement Agent, subject to certain exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities for a period of sixty (60) days from the date of the Placement Agency Agreement.

The Units, the Pre-Funded Units, the Shares, the Warrants, the Pre-Funded Warrants, the Pre-Funded Warrant Shares and the Warrant Shares were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-276631), filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended to date, including the Post-Effective Amendment No. 1 to the Registration Statement filed with the SEC pursuant to Rule 462(d) of the Securities Act that became effective automatically upon filing on February 13, 2024 (the “Registration Statement”).

On February 12, 2024, the Company entered into voting agreements with certain investors in the Offering (the “Voting Agreements”). Pursuant to the terms of the Voting Agreements, such investors have agreed to vote all shares of Common Stock they beneficially own on and after February 12, 2024, including the shares of Common Stock purchased by them in the Offering, with respect to any proposals presented to the stockholders of the Company at the Company’s next stockholders meeting. For clarity, each investor’s agreement to vote its shares of Common Stock in accordance with the immediately preceding sentence, does not require the such investor to vote its shares for or against any particular proposal or proposals, whether or not such proposal or proposals are recommended by the Company’s board of directors.

On February 13, 2024, the Company entered into a warrant agency agreement with the Company’s transfer agent, VStock Transfer, LLC, who also acts as the transfer agent and warrant agent for the Company, setting forth the terms and conditions of the Warrants and Pre-Funded Warrants sold in the Offering (the “Warrant Agency Agreement”).

The Company used approximately $6.3 million of the proceeds from this Offering to repurchase 62,657 shares of the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share, at $100 per share, and intends to use the remaining proceeds for other working capital and general corporate purposes.

The foregoing does not purport to be a complete description of each of the Placement Agency Agreement, the Warrant, the Pre-Funded Warrant, the Purchase Agreement, the Warrant Agency Agreement and the Voting Agreement, and is qualified in its entirety by reference to the full text of each of such document, which are filed as Exhibits 1.1, 4.1, 4.2, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 5, 2023, the Company received notice from the Listing Qualifications Staff (the “Staff”) of Nasdaq that the bid price of its listed securities had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). Therefore, in accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until April 2, 2024, to regain compliance with the Minimum Bid Price Requirement.

As previously disclosed, on November 17, 2023, the Staff notified the Company that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing (the “Stockholders’ Equity Requirement”). The Company reported stockholders’ equity (deficit) of ($885,000) in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and, as a result, did not satisfy the Stockholders’ Equity Requirement pursuant to Listing Rule 5550(b)(1).

On February 14, 2024, the Company received notice (the “February 14 Letter”) from the Staff that the Staff had determined that as of February 14, 2024, the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days triggering application of Listing Rule 5810(c)(3)(A)(iii) which states in part: if during any compliance period specified in Rule 5810(c)(3)(A), a company’s security has a closing bid price of $0.10 or less for ten consecutive trading days, the Listing Qualifications Department shall issue a Staff Delisting Determination under Rule 5810 with respect to that security (the “Low Priced Stocks Rule”). As a result, the Staff determined to delist the Company’s securities from Nasdaq, unless the Company timely requests an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

The Company will request a hearing before the Panel to appeal the February 14 Letter and to address all outstanding matters, including compliance with the Minimum Bid Price Requirement, the Low Priced Stocks Rule and the Stockholders’ Equity Requirement, which hearing date has not been set as of the date of this Form 8-K. While the appeal process is pending, the suspension of trading of the Common Stock, will be stayed and the Common Stock will continue to trade on the Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision. The Company has been informed that hearings are typically scheduled to occur approximately 30-45 days after the date of the hearing request. There are no assurances however, that an extension will be granted or that a favorable decision will be obtained from the Panel.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express the Company’s intentions, beliefs, expectations, strategies, predictions or any other statements related to the Company’s future activities, or future events or conditions, which can be identified by terminology such as “may,” “will,” “expects,” “anticipates,” “aims,” “potential,” “future,” “intends,” “plans,” “believes,” “estimates,” “continue,” “likely to” and other similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not historical facts and are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by its management, including, without limitation, the intended use of proceeds upon consummation of the Offering and the Company’s intention to request a hearing before the Panel. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, many of which are beyond the Company’s control, including, among other things, the risks that may be included in the periodic reports and other filings that the Company files from time to time with the SEC, which may cause the Company’s actual results, performance and achievements to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this Form 8-K, except as required by applicable law.

Item 7.01. Other Events

The Company issued press releases announcing the pricing and closing of the Offering on February 12, 2024 and February 13, 2024, respectively. Copies of the press releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein. The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Form 8-K in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1*	Placement Agency Agreement, dated as of February 12, 2024, by and between WiSA Technologies, Inc. and Maxim Group LLC, as placement agent.
4.1*	Form of Warrant
4.2	Form of Pre-Funded Warrant (filed as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-276631), filed with the SEC on February 5, 2024).
10.1	Form of Securities Purchase Agreement (filed as an exhibit to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-276631), filed with the SEC on February 8, 2024).
10.2	Form of Warrant Agency Agreement (filed as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-276631), filed with the SEC on February 5, 2024).
10.3	Form of Voting Agreement (filed as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-276631), filed with the SEC on February 5, 2024).
99.1**	Press Release dated February 12, 2024.
99.2**	Press Release dated February 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith
**	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2024	WISA TECHNOLOGIES, INC.

	By:	/s/ Brett Moyer
		Name:	Brett Moyer
		Title:	Chief Executive Officer